UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida		32819
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to further align executive pay with performance and enhance executive retention, on December 7, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of SeaWorld Entertainment, Inc. (the “Company”) adopted the annual bonus plan (the “2017 Bonus Plan”) and the long-term incentive plan (the “2017 Long-Term Incentive Plan” and, together with the 2017 Bonus Plan, the “2017 Incentive Plans”) for the Company’s fiscal year ending December 31, 2017 (“Fiscal 2017”).

The Committee engaged W.T. Haigh & Company (“Haigh”), an independent compensation consulting firm, to review the Company’s prior bonus plans (“2015 and 2016 Bonus Plans”) and long-term incentive plans (“2015 and 2016 Long-Term Incentive Plans” and, together with the 2015 and 2016 Bonus Plans, the “Prior Incentive Plans”).  The review by Haigh of these Prior Incentive Plans included an evaluation of each plan’s design features and provisions, including such provisions as the establishment of threshold, target and maximum performance levels, the types of performance criteria measured, the balance between annual and long-term opportunities and the retention value of outstanding equity awards.  At the conclusion of its review and evaluation, Haigh made recommendations to the Committee on the Company’s 2017 Incentive Plans that were considered and ultimately approved by the Committee.

The 2017 Incentive Plans will provide the Company’s employees the opportunity to earn cash and equity awards and are designed to motivate and reward senior management leaders while improving upon the Prior Incentive Plans.  As discussed below, the Committee believes that the 2017 Incentive Plans contain a number of shareholder-friendly features, including:

•

Increased emphasis on longer term performance-based compensation by (a) shifting weighting of performance-vesting shares from 33% under the 2015 and 2016 Long-Term Incentive Plans to 50% under the 2017 Long-Term Incentive Plan and (b) expanding to longer three year performance measures under the 2017 Long-Term Incentive Plan in lieu of annual performance measures over a three-year period under the 2015 and 2016 Long-Term Incentive Plans;

•

Broader and more balanced scorecard of performance metrics than under the Prior Incentive Plans, including Return on Invested Capital which is an indicator of the Company’s growth and profitability, thereby aligning the interests of senior management with the long-term interests of the Company’s shareholders;

•	Reducing the Company’s equity issuance run rate in the future by eliminating stock option grants from the long-term incentive plan, which helps to reduce dilution to the Company’s stockholders;
•	Strengthening retention of senior management by granting 2017 time-vesting stock (including an early grant of the 2018 time-vesting award) with a significantly longer vesting period; and
•

Minimal impact on the Company’s compensation costs at target performance as compared to the Prior Incentive Plans with modest cost reduction driven by reduced annual bonus targets for certain members of senior management.

All of the Company’s executive officers and certain other employees are expected to be eligible for awards under the 2017 Incentive Plans, including the following named executive officers – Joel K. Manby (President and Chief Executive Officer), Peter J. Crage (Chief Financial Officer), G. Anthony (Tony) Taylor (Chief Legal Officer, General Counsel and Corporate Secretary), Marc G. Swanson (Chief Accounting Officer) and Anthony Esparza (Chief Creative Officer) (the “Named Executive Officers”).

2017 Bonus Plan

Pursuant to the 2017 Bonus Plan, the Company’s executive officers are expected to be eligible to receive a bonus for Fiscal 2017, payable 50% in cash and 50% in shares of the Company’s common stock, based upon the Company’s achievement of pre-established performance goals with respect to Adjusted EBITDA (weighted at 50%), Total Revenue (weighted at 30%) and Adjusted EBITDA Margin (weighted at 20%) for Fiscal 2017.  These financial performance goals represent a broader scorecard to assess performance than under the 2015 and 2016 Bonus Plans, which used Adjusted EBITDA as the sole performance metric.

Under the 2017 Bonus Plan, the target bonus opportunity as a percentage of base salary will be reduced for Messrs. Manby, Crage, Taylor and Esparza and increased for Mr. Swanson.  The new target bonus opportunity for the Named Executive Officers are expected to be in the following amounts (expressed as a percentage of their respective annual base salary to be paid for Fiscal 2017): Mr. Manby: 120% (previously 150%); Mr. Crage: 80% (previously 100%); Mr. Taylor: 80% (previously 100%); Mr. Esparza: 80% (previously 100%); and Mr. Swanson: 60% (previously 50%).  The employment agreements between the Company and each of Messrs. Manby, Crage and Esparza have been amended to reflect these new bonus targets.  The financial performance goals under the 2017 Bonus Plan are expected to have three levels of potential achievement:

•	Achievement of performance at the “Threshold” level will result in a weighted payment equal to 30% of the target amount;
•	Achievement of performance at the “Target” level will result in a weighted payment equal to 100% of the target amount; and
•	Achievement of performance at or above the “Maximum” level will result in a weighted payment of no more than 200% of the target amount.

For performance below the “Threshold” level, participants in the 2017 Bonus Plan will not receive any bonus payout.  For performance percentages between the specified threshold, target and maximum levels, the resulting weighted payment will be adjusted on a linear basis.

 In early Fiscal 2017, the Committee is expected to set the performance goals for the 2017 bonus awards and the Named Executive Officers are expected to be granted shares of restricted stock with a one-year performance period under the 2017 Bonus Plan, reflecting the equity portion of such plan.  After the end of Fiscal 2017, the Committee will determine the actual cash and equity bonus amounts earned based on the Company’s financial results with respect to the performance goals.

The Company expects to submit the applicable terms of the 2017 Bonus Plan to the Company’s stockholders for approval at the 2017 annual stockholders meeting of the Company to ensure deductibility of such performance-based compensation under Section 162(m) of the Internal Revenue Code.

2017 Long-Term Incentive Plan

Pursuant to the 2017 Long-Term Incentive Plan, the Company’s executive officers are expected to be eligible to receive equity awards of time-vesting restricted stock awards (“time-vesting shares”) and performance-vesting restricted stock awards with a three-year performance period (“performance-vesting shares”).  These two grant forms simplify the Company’s long-term incentive plan, which previously also included stock options.  The Committee believes that granting solely restricted stock awards are an effective means by which to reduce the Company’s equity issuance run rate in the future as restricted stock awards require fewer shares than stock options to deliver the same intended value.  In early Fiscal 2017, the Committee is expected to set the target annual equity award opportunity for each of the Named Executive Officers under the 2017 Long-Term Incentive Plan.  One-half (50%) of the target annual equity award opportunity under the 2017 Long-Term Incentive Plan is expected to be awarded in time-vesting shares and the other half (50%) is expected to be awarded in performance-vesting shares. The Committee believes that shifting weighting of performance-based compensation from 33% under the 2015 and 2016 Long-Term Incentive Plans to 50% under the 2017 Long-Term Incentive Plan provides a strong pay for performance orientation while effectively incentivizing senior management decision making and providing appropriate retention incentives.  The time-vesting shares and performance-vesting shares are expected to be granted to the Named Executive Officers in early Fiscal 2017.

Additionally, in order to address the lack of retention value of outstanding equity awards held by the Company’s executives, the Committee determined that it is appropriate to grant the time-vesting portion of the 2018 annual equity award opportunity in the first quarter of Fiscal 2017 to the Named Executive Officers (the “Early 2018 Grants”).

The time-vesting shares for the 2017 Long-Term Incentive Plan and the Early 2018 Grants are expected to vest over five years, with one-third vesting on each of the third, fourth and fifth anniversaries of the date of grant, subject to the executive’s continued employment through the applicable vesting date.  The extended vesting schedule for these time-vesting shares is expected to enhance retention because no shares will be eligible to vest until the third anniversary of the date of grant, and the executives must be employed on the applicable vesting date.  Previously, the Company’s time-vesting shares vested in equal annual installments on each of the first four anniversaries of the grant date, subject to continued employment.

The performance-vesting shares for the 2017 Long-Term Incentive Plan are expected to vest following the end of the three-year performance period beginning on January 1, 2017 and ending on December 31, 2019 based upon the Company’s achievement of pre-established performance goals with respect to Adjusted EBITDA (weighted at 50%), Total Revenue (weighted at 30%) and Return on Invested Capital (weighted at 20%) for the three-year performance period.  These financial performance goals represent a broader scorecard to assess performance than the 2015 and 2016 Long-Term Incentive Plans, which used Adjusted EBITDA as the sole performance metric for the performance-vesting shares. The Committee believes that these performance metrics as well as the longer three year performance measures (in lieu of annual performance measures over a three-year period under the 2015 and 2016 Long-Term Incentive Plans) are aligned with the Company’s business plan and stockholders’ interests. The total number of performance-vesting shares eligible to vest will be based on the level of achievement of the performance goals and ranges from 0% (if below threshold performance), to 50% (for threshold performance), to 100% (for target performance), and up to 200% (for at or above maximum performance).  For actual performance between the specified threshold, target, and maximum levels, the resulting vesting percentage will be adjusted on a linear basis.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections.  The Company generally uses the words such as “might,” “will,” “would,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future”, “further”, “appropriate,” “strengthen,” “enhance,” “designed” and variations of such words or similar expressions in this Current Report on Form 8-K to identify forward-looking statements.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results and plans to differ materially from the forward looking statements contained in this report, including among others: a decline in discretionary consumer spending or consumer confidence; various factors beyond management’s control adversely affecting Company performance, attendance and guest spending at the Company’s theme parks, including the potential spread of contagious diseases, such as the Zika virus; any risks affecting the markets in which the Company operates, such as natural disasters, severe weather and travel-related disruptions or incidents; the loss of key personnel, including members of the Company’s senior management team; increased labor costs and employee health and welfare benefits; complex federal and state regulations governing the treatment of animals, which can change, and claims and lawsuits by activist groups; incidents or adverse publicity concerning the Company’s theme parks; any adverse judgments or settlements resulting from legal proceedings; cyber security risks and the failure to maintain the integrity of internal or guest data; inability to protect the Company’s intellectual property or the infringement on intellectual property rights of others; risks associated with the Company’s compensation programs, cost optimization program, capital allocation plans and share repurchases; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s most recently available Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as such risks, uncertainties and factors may be updated in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”).  Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this report or to reflect the occurrence of unanticipated events or otherwise.  Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldentertainment.com).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: December 12, 2016	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary